Exhibit 99.1

Contact:	Terry A. Peterson Chief Executive Officer 360-475-9374
WSB Financial Reports Fourth Quarter and 2008 Results
Bremerton, WA —January 30 , 2009 — WSB Financial Group (NASDAQ: WSFG), the parent company of Westsound Bank, today reported that it is continuing to execute its strategic plan to shrink its balance sheet and work through its loan portfolio challenges.
Including a $6.4 million provision for loan losses, WSB Financial posted a net loss of $11.6 million, or $2.08 per share, for the fourth quarter of 2008, compared to a net loss of $4.3 million, or $0.77 per share, for the third quarter. For the year, the total provision for loan loss was $17.6 million, resulting in a loss of $32.7 million, or $5.86 per share, compared to a loss of $5.2 million, or $0.93 per share, in 2007. All results for the fourth quarter and twelve month periods are preliminary and unaudited.
Strategic Review
“We identified the challenges in our loan portfolio roughly six months earlier than most banks,” said Terry Peterson, President and CEO. “We believe this has been advantageous for our recovery process, because we are further along in our loan collection efforts than many banks. For example, we anticipated that the winter months would be very slow for selling and collecting on distressed real estate assets. Instead, our collection rate accelerated in the fourth quarter and looks to be continuing to accelerate. I credit our talented and professional bankers for the successful collection of $21million in the fourth quarter and a total of $92 million in 2008, despite the difficult local real estate markets.”
“We continue to evaluate our real estate collateral with appraisals, professional real estate brokers’ opinions and general market intelligence. In the fourth quarter we elected to charge $12.3 million against the loan loss reserve,” Peterson continued. “Of this net charge, $5.6 million was allocated for non-performing real estate loans even though they had not been collected or transferred to OREO (Other Real Estate Owned). We believe this represents a prudent and conservative approach to our collateral valuation and loan loss reserve methodology.”
“As we enter 2009, we are continuing to execute our plan to collect on our problem assets, shrink the balance sheet and position the franchise to return to health. The dramatic impact to our balance sheet and income statement is required to accomplish this goal. In 2008 we accomplished a number of key components of the plan including reducing assets by $124 million and settling the class action law suit. We also strengthened the branch franchise by relocating our Silverdale office and initiating the permitting process for our new Poulsbo branch building,” Peterson added.
“As we shrink our balance sheet, we are also maintaining high levels of liquidity for our clients,” said Mark Freeman, Chief Financial Officer. Liquidity as measured by cash and securities as a percent of deposits totaled 19% at year end up from 17% a year ago. At December 31, 2008, Westsound Bank had a Tier 1 Capital to Average Assets ratio of 8.16%, Tier 1 Capital to Risk Based Assets of 10.47% and Risk Based Capital/Risk Based Assets of 11.78%. Book value per share was $4.36 at December 31, 2008.”
Balance Sheet and Credit Quality Review
The construction loan portfolio decreased to $91.5 million, or 32% of the total portfolio from $129 million or 40% of the portfolio at September 30, 2008, and $193 million, or 47% a year ago. “As our construction loan portfolio continues to move through its life cycle, we expect NPA’s (non-performing assets) will crest in the first quarter of 2009 with NPL’s (nonperforming loans) declining and OREO increasing as we execute on our collection strategy, “ said Charles Turner, Chief Lending Officer. At December 31, 2008, loans delinquent 30-89 days decreased to $12.8 million, down from $37.5 million as of September 30, 2008, and down from $45.2 million at year end 2007.
The loan portfolio shrank by $39 million to $284 million, in the fourth quarter, which includes $9.4 million in real estate loans that moved to OREO. Over the past 12 months, the loan portfolio shrank by $128 million which includes $19.4 million in real estate loans that moved to OREO.
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WSFG Reports 2008 Results
January 30, 2009

“NPAs at December 31, 2008, totaled $131.9 million, which includes $112.2 million of nonperforming loans on non-accrual status and $19.6 million in other real estate owned. At September 30, NPAs were $130.1 million, NPLs were $119.1 million and OREO was $11.0 million. The allowance for loan losses was $18.6 million following the $12.3 million in net charge-offs during the quarter and totaled 6.55% of gross loans at December 31, 2008. In the 2008, net charge-offs were $18.5 million, or 5.27% of average loans. “We continue to work with our outside auditors to finalize the audited financial statements. Until the audit is complete, our provision for loan losses, OREO expenses and other factors impacting financial results may require changes to the statements we file with our Form 10-K,” Freeman noted.
The following table reflects the makeup of the company’s overall loan portfolio by loan type.

Loan Category	Dec. 31, 2008	% of	Sept. 30, 2008	% of	Quarter
($ in thousands)	Loans	Loans	Loans	Loans	Change

Spec Construction	$35,314	12%	$48,609	15%	-27%
Custom Construction	56,160	20%	80,180	25%	-30%

Total Construction	91,474	32%	128,789	40%	-29%
Vacant Land & Land Development	45,961	16%	43,129	13%	7%
1-4 Family Mortgage	33,937	12%	34,866	11%	-3%
Multifamily Mortgage	12,611	4%	11,997	4%	5%
Commercial RE	61,057	21%	61,931	19%	-1%
Commercial Loans	36,775	13%	39,285	12%	-6%
Consumer	2,811	1%	3,075	1%	-9%

Total Gross Loans	$284,626	100%	$323,072	100%	-12%
The following table reflects the makeup of the company’s total nonperforming loan portfolio:

Loan Category	Dec. 31, 2008	% of	Sept. 30, 2008	% of	Quarter
($ in thousands)	NPLs	NPLs	NPLs	NPLs	Change

Spec Construction	$25,150	22.4%	$29,608	24.9%	-15%
Custom Construction	40,802	36.4%	45,667	38.4%	-11%

Total Construction	65,952	58.8%	75,275	63.2%	-12%
Vacant Land & Land Development	16,169	14.4%	16,597	13.9%	-3%
1-4 Family Mortgage	11,733	10.5%	9,546	8.0%	23%
Multifamily Mortgage	3,447	3.1%	2,783	2.3%	24%
Commercial RE	2,712	2.4%	2,710	2.3%	0%
Commercial Loans	11,793	10.5%	11,860	10.0%	-1%
Consumer	426	0.4%	296	0.2%	44%

Total Nonperforming Loans	$112,232	100.0%	$119,067	100.0%	-6%
The following table reflects the makeup of the company’s overall loan portfolio by location:

Loan Category 12/31/2008	Total	% of	Kitsap	% of	King	% of	Pierce	% of	Other	% of
($ in thousands)	Loans	Total	County	Total	County	Total	County	Total	Counties	Total

Spec Construction	35,314	12%	13,408	5%	$8,035	3%	$7,141	3%	$6,730	2%
Custom Construction	56,160	20%	10,880	4%	27,859	10%	11,775	4%	5,646	2%
Total Construction	$91,474	32%	$24,288	9%	$35,894	13%	$18,916	7%	12,376	4%
Vacant Land & Land Development	45,961	16%	27,209	10%	2,821	1%	5,469	2%	10,462	4%
1-4 Family	33,937	12%	17,464	6%	3,115	1%	5,384	2%	7,974	3%
Multifamily	12,611	4%	6,468	2%	—	0%	2,955	1%	3,188	1%
Commercial RE	61,057	21%	42,615	15%	2,897	1%	3,001	1%	12,544	4%
Commercial	36,775	13%	19,028	7%	13,705	5%	2,405	1%	1,637	1%
Consumer	2,811	1%	2,148	1%	21	0%	81	0%	561	0%

Totals	$284,626	100%	$139,220	49%	$58,453	21%	$38,211	13%	$48,742	17%
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WSFG Reports 2008 Results
January 30, 2009

Review of Operations
Net interest income before provision for loan losses was $291,000 in the fourth quarter of 2008 compared to $569,000 in the third quarter, and $4.2 million in the fourth quarter of 2007, reflecting lower earning assets and reversal of accrued interest on nonperforming loans. Year-to-date, net interest income before provision for loan losses totaled $3.8 million compared to $19.9 million in 2007. The increase in non-accrual loans also impacted net interest income, as $1.8 million in interest income was reversed in the fourth quarter and $7.8 million was reversed in 2008.
Noninterest income in the quarter was $205,000, up from $194,000 in the preceding quarter, but down from the $930,000 earned in the fourth quarter a year ago. WSB has had no gain on sale of loans in 2008, due to the closure of the mortgage operation in 2007.
Noninterest expense in the fourth quarter was $5.7 million compared to $5.1 million in the third quarter of 2008 and $3.5 million in the fourth quarter of 2007, with lower compensation costs offset by increased consulting, accounting, legal, loan collection and appraisal expenses. Fourth quarter expenses included approximately $1.4 million in OREO losses and $2.0 million in OREO losses for the year. In 2008, noninterest expense totaled $18.5 million compared to $16.5 million in 2007.
ABOUT WSB FINANCIAL GROUP, INC. WSB Financial Group, Inc., based out of Bremerton, Washington, is the holding company for Westsound Bank. The company was founded in 1999, and currently operates nine full service offices located within five contiguous counties within Western Washington. Our website is http://www.westsoundbank.com.
This news release may contain “forward-looking statements’’ that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, net interest margin, credit quality loan losses and efficiency ratio, and success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “should,’’ “anticipate,”’ “expect,’’ “will,’’ “believe,’’ and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risks and uncertainties that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic conditions; (2) changes in interest rates and their impact on net interest margin; (3) competition among financial institutions; (4) legislative or regulatory requirements; (5) pending litigation; (6) reductions in loan demand or deposit levels; and (7) changes in loan collectibility, defaults and charge-off rates. WSB Financial Group, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.
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WSFG Reports 2008 Results
January 30, 2009

CONSOLIDATED STATEMENTS OF INCOME

	Quarter Ended			Year to Date
(Unaudited)	Dec. 30,	Sept. 30,	Dec. 30,	Dec. 31,	Dec. 31,
(in thousands except share data)	2008	2008	2007	2008	2007

Interest Income
Interest and fees on loans	$3,525	$3,754	$8,465	$18,325	$35,958
Taxable investment securities	157	146	84	487	316
Tax exempt securities	14	14	20	46	76
Federal funds sold	92	268	295	1,383	879
Other interest income	38	44	34	143	167

Total interest income	3,826	4,226	8,898	20,384	37,396

Interest Expense
Deposits	3,445	3,567	4,552	16,091	16,910
Other borrowings	—	—	—	—	1
Junior subordinated debentures	90	90	155	450	603

Total interest expense	3,535	3,657	4,707	16,541	17,514

Net Interest Income	291	569	4,191	3,843	19,882
Provision for loan losses	6,354	—	1,700	17,589	15,879

Net interest income (loss) after provision for loan losses	(6,063)	569	2,491	(13,746)	4,003

Noninterest Income
Service charges on deposit accounts	109	97	106	357	381
Other customer fees	83	86	113	403	790
Net gain on sale of loans	—	—	243	—	2,845
Other income (loss)	13	11	468	36	515

Total noninterest income	205	194	930	796	4,531

Noninterest Expense
Salaries and employee benefits	1,505	1,533	1,733	6,275	9,486
Premises lease	82	72	77	314	329
Depreciation expense	200	198	221	812	824
Occupancy and equipment	169	163	155	640	614
Data and item processing	212	175	208	757	698
Advertising expense	139	62	25	281	180
Office expense	106	90	106	397	457
Legal fees	215	872	158	1,706	301
Professional services	446	275	384	1,691	791
Business and occupation taxes	35	37	104	181	344
OREO loses and expense, net	1,403	413	59	1,987	266
Provision (benefit) for unfunded credit losses	(14)	(44)	(200)	(444)	361
Insurance expense	618	362	83	1,326	241
Loan collection expense	299	514	43	1,061	58
Other expenses	319	339	361	1,474	1,544

Total noninterest expense	5,734	5,061	3,517	18,458	16,494

Loss before provision (benefit) for income taxes	(11,592)	(4,298)	(96)	(31,408)	(7,960)

Provision (benefit) for income taxes (1)	—	—	(136)	1,261	(2,760)

Net Loss	$(11,592)	$(4,298)	$40	$(32,669)	$(5,200)

Diluted Loss per Common Share from Operations (1)	$(2.08)	$(0.77)	$0.01	$(4.69)	$(0.93)
Basic Loss per Common Share	$(2.08)	$(0.77)	$0.01	$(5.86)	$(0.93)
Diluted Loss per Common Share	$(2.08)	$(0.77)	$0.01	$(5.86)	$(0.93)

Average Number of Common Shares Outstanding	5,574,853	5,574,853	5,574,853	5,574,853	5,565,123
Fully Diluted Average Common Shares Outstanding	5,574,853	5,574,853	5,650,715	5,574,853	5,565,123

(1)	Excludes adjusted for deferred tax asset one-time accounting charge of $6.5 million during quarter ended June 30, 2008.
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WSFG Reports 2008 Results
January 30, 2009

CONSOLIDATED BALANCE SHEETS

(Unaudited)	Dec 31,	Sept 30,	June 30,	Dec 31,
(in thousands except share data)	2008	2008	2008	2007

ASSETS
Cash and due from banks	$13,515	$11,954	$12,557	$10,026
Fed funds sold	32,500	43,800	66,000	56,900

Total cash and cash equivalents	46,015	55,754	78,557	66,926
Investment securities available for sale, at fair value	18,443	16,166	17,593	8,832
Federal Home Loan Bank stock, at cost	319	319	319	319
Loans held for sale	—	—	—	—
Loans receivable	284,191	322,666	339,233	412,950
Less: allowance for loan losses	(18,621)	(24,536)	(28,140)	(19,514)

Loans, net	265,570	298,130	311,093	393,436
Premises and equipment, net	7,905	7,872	8,485	8,760
Accrued interest receivable	983	1,346	1,505	2,541
Other real estate owned	19,629	10,984	4,394	983
Deferred tax asset	7,993	6,532	6,536	6,496
Less: valuation allowance deferred taxes	(7,993)	(6,532)	(6,532)	—

Deferred tax asset, net	—	—	4	6,496
Other assets	6,464	6,500	7,052	1,040

TOTAL ASSETS	$365,328	$397,071	$429,002	$489,333

LIABILITIES
Deposits:
Noninterest-bearing	$16,965	$19,409	$21,503	$24,711
Interest-bearing	313,066	331,093	356,858	396,734

Total deposits	330,031	350,502	378,361	421,445
Accrued interest payable	1,974	2,057	2,044	1,955
Allowance for unfunded credit losses	21	35	79	465
Other liabilities	754	557	381	500
Junior subordinated debentures	8,248	8,248	8,248	8,248

TOTAL LIABILITIES	341,028	361,399	389,113	432,613
STOCKHOLDERS’ EQUITY
Common Stock, $1 par value; 15,357,250 shares authorized; 5,574,853 shares issued and outstanding at December 31, 2008 September 30, 2008, June 30, 2008 and December 31, 2007	5,575	5,575	5,575	5,575
Additional paid-in capital	48,279	48,263	48,247	48,223
Retained earnings (accumulated deficit)	(29,815)	(18,223)	(13,926)	2,854
Accumulated other comprehensive gain (loss)	261	57	(7)	68

TOTAL STOCKHOLDERS’ EQUITY	24,300	35,672	39,889	56,720

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$365,328	$397,071	$429,002	$489,333

Book Value per Share	4.36	6.40	7.16	10.17

WSFG Reports 2008 Results
January 30, 2009

Financial Statistics

	Quarter Ended			Year to Date
(Unaudited)	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(in thousands except share data)	2008	2008	2007	2008	2007

Revenues
(Net interest income plus non-interest income)	$496	$763	$5,121	$4,639	$24,413

Averages
Total Assets	$396,633	$412,664	$466,126	$448,630	$443,102
Loans and Loans Held for Sale	$305,640	$330,277	$421,141	$350,943	$401,198
Interest Earning Assets	$263,216	$300,399	$454,722	$355,470	$429,220
Deposits	$352,123	$363,429	$396,414	$392,901	$369,761
Stockholders’ Equity	$33,605	$38,355	$57,621	$44,647	$62,254

Financial Ratios

Return on Average Assets	-11.63%	-4.14%	0.03%	-7.28%	-1.17%
Return on Average Equity	-137.23%	-44.58%	0.28%	-73.17%	-8.35%
Net Interest Margin	0.11%	0.75%	3.62%	1.08%	4.63%
Efficiency Ratio	1156.0%	662.9%	66.7%	397.9%	67.6%
Non-performing Assets to Total Assets	36.09%	32.75%	5.38%	36.09%	5.38%
Asset Quality

	Quarter Ended			Year to Date
(Unaudited)	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(dollars in thousands)	2008	2008	2007	2008	2007

Allowance for Loan Losses Activity:

Balance of Beginning of Period	$24,536	$28,140	$17,852	$19,514	$3,972
Charge-offs	(12,284)	(3,624)	(40)	(18,521)	(339)
Recoveries	15	20	2	39	2

Net Loan Charge-offs	(12,269)	(3,604)	(38)	(18,482)	(337)

Reclassification of unfunded credit commitments	—	—	—	—	—
Provision for Loan Losses	6,354	—	1,700	17,589	15,879

Balance at End of Period	$18,621	$24,536	$19,514	$18,621	$19,514

Selected Ratios:
Net Charge-offs to average loans	4.01%	1.09%	0.01%	5.27%	0.08%
Provision for loan losses to average loans	2.08%	0.00%	0.40%	5.01%	3.96%
Allowance for loan losses to total loans	6.55%	7.60%	4.71%	6.55%	4.71%

Nonperforming Assets:

Non-Accrual loans	$112,232	$119,067	$24,923
Accruing Loans past due 90 days or more	—	—	399

Total non-performing loans (NPLs)	$112,232	$119,067	$25,322
Other real estate owned	19,629	10,984	983

Total non-performing assets (NPAs)	$131,861	$130,051	$26,305

Selected Ratios:
NPLs to total loans	39.43%	36.85%	6.12%
NPAs to total assets	36.09%	32.75%	5.38%
Note: Transmitted on GlobeNewswire on January 30, 2009 at -5:49 p.m. PST